EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-156454 of Global Ship Lease, Inc. of our reports dated June 19, 2009 relating to the combined financial statements of Global Ship Lease, Inc., and its Predecessor, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Neuilly-sur-Seine, France

June 25, 2009

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France